EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                       Please detach at perforation before
                                    mailing.

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                        OFFIT CALIFORNIA MUNICIPAL FUND,
                        A series of The OFFIT Investment
                                   Fund, Inc.

                      PROXY FOR THE MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 1, 2002


         The undersigned, revoking all Proxies heretofore given, hereby appoints Vincent Rella and F. Daniel Prickett or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of OFFIT California Municipal Fund, a series of The OFFIT Investment Fund, Inc. ("OFFIT Fund") that the undersigned is entitled to vote at the special meeting of shareholders of OFFIT Fund to be held at 10:00 a.m. on November 1, 2002 at the offices of The OFFIT Investment Fund, Inc., 520 Madison Avenue, New York, NY 10022-4213 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME (S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                                  Date                      , 2002

                                  ----------------------------------------

                                  ----------------------------------------
                                  Signature(s) and Title(s), if applicable

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THIS  PROXY IS  SOLICITED  ON  BEHALF  OF THE  BOARD OF  TRUSTEES  OF THE  OFFIT
INVESTMENT FUND, INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE OFFIT INVESTMENT FUND, INC. RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Offit California Municipal Bond Fund ("Evergreen Fund"), a series of Evergreen Municipal Trust will (i) acquire all of the assets of OFFIT California Municipal Fund ("OFFIT Fund") in exchange for shares of Evergreen Fund; and (ii) assume the identified liabilities of OFFIT Fund, as substantially described in the accompanying Prospectus/Proxy Statement.

                              ---- FOR        ---- AGAINST      ---- ABSTAIN


         2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                              ---- FOR        ---- AGAINST      ---- ABSTAIN